                                                                      EXHIBIT 21

                                  SUBSIDIARIES


NAME                                         STATE OF INCORPORATION
----                                         ----------------------
Bank of Stockdale, F.S.B.                    Federal charter (California)

Kings River State Bank                       California

Valley Independent Bank                      California

Valley Capital Trust                         Delaware


                                       218